Exhibit 10.3

EXECUTION

AMENDMENT NUMBER FOUR

to the

AMENDED AND RESTATED Loan And Security AGREEMENT

Dated as of September 15, 2016,

between

PENNYMAC CORP.,

PENNYMAC HOLDINGS, LLC,

and

CITIBANK, N.A.

This AMENDMENT NUMBER FOUR (this “Amendment Number Four”) is made this 3rd day of March, 2017, between among PENNYMAC CORP., a Delaware corporation, (“PMAC” or a “Borrower”), PENNYMAC HOLDINGS, LLC (“Holdings” or a “Borrower”; together with PMAC, the “Borrowers”) and CITIBANK, N.A. (“Lender”), to the Amended and Restated Loan and Security Agreement, dated as of September 15, 2016, among Borrowers and Lender, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Borrowers and Lender have agreed to make certain modifications to the Agreement, as more specifically set forth herein; and

WHEREAS, as of the date hereof, each Borrower represents to Lender that such Borrower is in full compliance with all of the terms and conditions of the Agreement and each other Facility Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Facility Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Amendments.  Effective as of March 3, 2017 (the "Amendment Effective Date"), the Agreement is hereby amended as follows:

(a) Section 1.1 of Schedule I of the Agreement is hereby amended by adding the new definitions of "Intercompany Debt", “March 2017 Extension Fee”, "Net Income", "March 2017 Installment Amount" and "PFSI" in the appropriate alphabetical order to read as follows:

"Intercompany Debt" shall mean unsecured debt between Guarantor or any wholly owned Subsidiary or Affiliate (as applicable) of Guarantor on the one hand and Guarantor or any other wholly owned Subsidiary or Affiliate (as applicable) of Guarantor on the other; provided that for the avoidance of doubt any debt involving Servicer or any Affiliates or Subsidiaries of PFSI on the one hand and Guarantor or any other wholly owned Subsidiary or Affiliate (as applicable) of Guarantor on the other shall not qualify as Intercompany Debt.

EXECUTION

“March 2017 Extension Fee” shall have the meaning assigned to it in the Pricing Side Letter.

“March 2017 Installment Amount” shall have the meaning assigned to it in the Pricing Side Letter.

“Net Income” shall mean, for any period, the net income of any Person for such period as determined in accordance with GAAP.

"PFSI" shall mean PennyMac Financial Services, Inc.

(b) Section 1.1 of Schedule I of the Agreement is hereby amended by deleting the definitions of  "Change of Control", "Commitment Amount", "Indebtedness", “Loan Repayment Date”, "MSR Value Cap", "Total Indebtedness" and "Uncommitted Amount" in their entirety and replacing them with the following:

“Change of Control” shall mean the occurrence of any of the following: (a) with respect to a Borrower or the Guarantor, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of outstanding shares of voting stock of a Borrower or the Guarantor if after giving effect to such acquisition such Person or Persons owns twenty-five percent (25%) or more of such outstanding shares of voting stock, (b) Guarantor ceases to directly or indirectly own and control, of record and beneficially, 100% of the Equity Interests of either (i) PennyMac Operating Partnership, L.P. or (ii) PennyMac GP OP, Inc., or (c) PennyMac Operating Partnership, L.P. shall cease to own and control, of record and beneficially, 100% of the Equity Interests of Borrower.

“Commitment Amount” shall mean $400,000,000.

“Indebtedness” means as to any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) capital lease obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person by a note, bond, debenture or similar instrument, excluding non-recourse debt, including securitization debt, and any debt classified as Intercompany Debt that is eliminated on the accompanying consolidating financial statements of Guarantor and its Subsidiaries.

“Loan Repayment Date” means, the earlier to occur of (i) October 20, 2017, or (ii) such earlier date as may be notified by Lender in accordance with Section 8.02(a).

EXECUTION

“MSR Value Cap” shall have the meaning assigned to it in the Pricing Side Letter.

“Total Indebtedness” shall mean with respect to any Person, for any period, the aggregate Indebtedness of such Person and its Subsidiaries during such period, less the amount of any nonspecific consolidated balance sheet reserves maintained in accordance with GAAP.

“Uncommitted Amount” shall mean $0.00.

(c) Section 2.10 of the Agreement is hereby amended by adding the following language at the end of such section:

In connection with the extension of the Loan Repayment Date from March 3, 2017 to October 20, 2017, Borrowers jointly and severally agree to pay to Lender an additional commitment fee for the period beginning on March 3, 2017 through October 20, 2017, equal to the March 2017 Extension Fee. The March 2017 Extension Fee shall be payable in eight (8) installments each equal to the March 2017 Installment Amount. The first installment of the March 2017 Extension Fee shall be payable on or prior to March 3, 2017 and each subsequent installment shall be payable on or prior to the 15th day of each succeeding month (or in each case if such date is not a Business Day, the preceding Business Day).  Lender may, in its sole discretion, net all or any portion of March 2017 Extension Fee or additional commitment fee that is due and payable from the proceeds of any Loan made to any Borrower.   In the event that the Termination Date is accelerated pursuant to Section 8.02 to a date which is prior to the payment in full of all installments of the March 2017 Extension Fee, any unpaid installments of the March 2017 Extension Fee shall be payable on the Termination Date.  The March 2017 Extension Fee is and shall be deemed to be fully earned as of March 3, 2017 and non-refundable when paid.

(d) Section 6.01(o) of the Agreement is hereby amended by deleting Section 6.01(o) in its entirety and replacing it with the following:

(o) Chief Executive Office.  PMAC’s corporate headquarters on the date hereof is located at 3043 Townsgate Road, Suite 300, Westlake Village, CA  91361.  Holdings’ corporate headquarters on the date hereof is located at 3043 Townsgate Road, Suite 310, Westlake Village, CA  91361.

(e) Section 6.01(r) of the Agreement is hereby amended by deleting Section 6.01(r) in its entirety and replacing it with the following:

(r) Leverage Ratio; Liquidity; Adjusted Tangible Net Worth; Profitability. (i) (A) The ratio of PMAC’s Total Indebtedness to Adjusted Tangible Net Worth is not greater than 12:1; (B)  the Liquidity of PMAC is greater than $10,000,000 as of the last day of the prior calendar month; (C) the Adjusted Tangible Net Worth of PMAC is greater than or equal to $140,000,000;  (ii) (A) The ratio of Holdings’ Total Indebtedness to Adjusted Tangible Net Worth is not greater than 10:1; (B)  the combined Liquidity of PMAC and Holdings is greater than $25,000,000;  (C) the Adjusted Tangible Net Worth of Holdings is greater than or equal to $220,000,000 (iii) (A) Guarantor’s Adjusted Tangible Net Worth is greater than or equal to $830,000,000; (B) the combined amount of unrestricted cash of Guarantor and its Subsidiaries is greater than or equal to $40,000,000; (C) the ratio of Guarantor’s Total Indebtedness to Adjusted Tangible Net Worth is less than 7:1; and (D) Guarantor’s consolidated Net Income has been equal to or greater than $1.00 for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of the last fiscal quarter.

EXECUTION

(e) Section 8.01(j) of the Agreement is hereby amended by deleting Section 8.01(j) in its entirety and replacing it with the following:

A Borrower Party shall fail to comply with the following financial covenants:

(i) with respect to PMAC (A) the ratio of PMAC’s Total Indebtedness, to Adjusted Tangible Net Worth shall not at any time be greater than 12:1; (B)  PMAC’s Liquidity is not less than $10,000,000 as of the last day of the prior calendar month; (C) the Adjusted Tangible Net Worth of PMAC is greater than or equal to $140,000,000;

(ii) with respect to Holdings (and PMAC as applicable) (A) the ratio of Holdings’ Total Indebtedness, to Adjusted Tangible Net Worth shall not at any time be greater than 10:1; (B)  the combined Liquidity of Holdings and PMAC is not less than $25,000,000 as of the last day of the prior calendar month; (C) the Adjusted Tangible Net Worth of Holdings is greater than or equal to $220,000,000; and

(iii) with respect to Guarantor, (A) the ratio of Guarantor’s Total Indebtedness, to Adjusted  Tangible Net Worth shall not at any time be greater than 7:1; (B)  the combined amount of unrestricted cash of Guarantor and its Subsidiaries is not less than $40,000,000 as of the last day of the prior calendar month; (C) the Adjusted Tangible Net Worth of Guarantor is greater than or equal to $830,000,000; and (D) as of the end of the immediately preceding calendar quarter, Guarantor’s consolidated Net Income for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of the last fiscal quarter.

(f) Exhibit 2.02(a) of the Agreement is hereby amended by deleting Exhibit 2.02(a) in its entirety and replacing it with Annex A attached hereto.

Section 2. Conditions Precedent.  The effectiveness of this Amendment Number Four shall be conditioned upon (i) the execution and delivery by Lender and Borrowers of Amendment Number Four to the Pricing Side Letter, and (ii) the execution and delivery by Borrowers of a Second Amended and Restated Note in the form of Annex A attached hereto, in each case, dated as of the date hereof.

Section 3. Fees and Expenses.  Borrowers agree to pay to Lender all reasonable out of pocket costs and expenses incurred by Lender in connection with this Amendment Number Four (including all reasonable fees and out of pocket costs and expenses of the Lender’s legal counsel) in accordance with Section 3.03 of the Agreement.

Section 4. Representations.  Each Borrower hereby represents to Lender that as of the date hereof, such Borrower is in full compliance with all of the terms and conditions of the Agreement and each other Facility Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Facility Document.

Section 5. Binding Effect; Governing Law.  This Amendment Number Four shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER FOUR SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

EXECUTION

Section 6. Counterparts.  This Amendment Number Four may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  The parties agree that this Amendment Number Four, any documents to be delivered pursuant to this Amendment Number Four and any notices hereunder may be transmitted between them by email and/or by facsimile.  The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

Section 7. Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Four need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

EXECUTION

IN WITNESS WHEREOF, Borrowers and Lender have caused this Amendment Number Four to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC CORP., as a Borrower

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

PENNYMAC HOLDINGS, LLC
as a Borrower

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

CITIBANK, N.A., as Lender

By:	/s/ Susan Mills
Name:	Susan Mills
Title:	Vice President
Citibank, N.A.

ACKNOWLEDGED AND AGREED

PENNYMAC MORTGAGE INVESTMENT TRUST
as Guarantor

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

(Amendment No. 4 to A&R LSA PennyMac/Citi - March 2017)

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Annex A

EXHIBIT 2.02(a)

FORM OF AMENDED AND RESTATED PROMISSORY NOTE

March 3, 2017

$400,000,000

New  York, New York

FOR VALUE RECEIVED, PENNYMAC CORP., a Delaware corporation (the “PMAC”) and PENNYMAC HOLDINGS, LLC, a Delaware limited liability company ("Holdings" or a "Borrower"; together with PMAC, the "Borrowers"), each jointly and severally, hereby promise to pay to the order of CITIBANK, N.A. (the “Lender”), at the principal office of the Lender at 390 Greenwich Street, New York, New York 10013, in lawful money of the United States, and in immediately available funds, the principal sum of Four Hundred Million Dollars ($400,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrowers under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

The date, amount and interest rate of each Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by the Lender.

This Note is the Note referred to in the Amended and Restated Loan and Security Agreement dated as of September 15, 2016 (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) between the Borrowers, and the Lender, and evidences Loans made by the Lender thereunder.  Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

The Borrowers, jointly and severally, agree to pay all the Lender’s reasonable out-of-pocket costs of collection and enforcement (including reasonable attorneys’ fees and disbursements of Lender's counsel) in respect of this Note when incurred as required by Section 10.01 of the Loan Agreement.

Notwithstanding the pledge of the Collateral, the Borrowers hereby acknowledge, admit and agree that each Borrower’s joint and several obligations under this Note are recourse obligations of the Borrowers to which the Borrowers pledge their full faith and credit.

Each Borrower, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary

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EXECUTION

for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender’s remedies against the Borrowers or any other party liable hereon or against any Collateral for this Note.  No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of any Borrowers, even if a Borrower is not a party to such agreement; provided, however, that the Lender and the Borrowers, by written agreement between them, may affect the liability of a Borrower.

Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note.  Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules.

This Note replaces the indebtedness previously evidenced by that certain Amended and Restated Promissory Note dated as of September 15, 2016 made by PMAC in favor of Lender in the aggregate unpaid principal amount of all Loans made by Lender to the Borrower pursuant to the Loan Agreement (the “Prior Note”).  This Note is given in substitution for but not in payment of such Prior Note and does not and shall not be deemed to constitute a novation thereof.  Upon the execution of this Note, the indebtedness evidenced by this Note shall no longer be evidenced by the Prior Note and the Prior Note, to the extent of such indebtedness, shall be of no further force and effect upon the execution of this Note; provided, however, that all outstanding indebtedness, including, without limitation, principal and interest under the Prior Note as of the date of this Note, is hereby deemed indebtedness evidenced by this Note and is incorporated herein by this reference.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS NOTE). EACH BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH BORROWER HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT IN THE BOROUGH OF MANHATTAN AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH BORROWER HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THE LOAN AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN OR ELECTRONIC NOTICE TO THE LENDER. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY OTHER JURISDICTION.

EXECUTION

EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

PENNYMAC HOLDINGS, LLC

By:
Name:
Title:

PENNYMAC CORP.

By:
Name:
Title:

EXECUTION

SCHEDULE OF LOANS

This Note evidences Loans made under the within‑described Loan Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

Date Made	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made by